NEWS BULLETIN
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Old Republic International Corporation
307 North Michigan Avenue, Chicago, Illinois 60601-5382, 312/346-8100
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For Further Information:

AT OLD REPUBLIC:          AT FINANCIAL RELATIONS BOARD:
A.C. Zucaro               Leslie Loyet                   Tim Grace
Chairman & CEO            Analysts/Investors             Media Inquiries
(312) 346-8100            (312) 640-6672                 (312) 640-6667
                          lloyet@frbir.com               tgrace@frbir.com

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FOR IMMEDIATE RELEASE                                                 NYSE: ORI
THURSDAY, OCTOBER 26, 2006

       OLD REPUBLIC'S RESULTS FOR THE THIRD QUARTER AND FIRST NINE MONTHS
           BENEFIT FROM CONTINUED STRENGTH OF GENERAL INSURANCE LINES

  ---------------------------------------------------------------------------

Chicago-October 26, 2006 - Old Republic International Corporation (NYSE:ORI), today announced the following results for the third quarter and first nine months of 2006:

------------------------------------------------------------------------------------------------------------------------------------
                                                       Financial Highlights

           (unaudited; amounts in millions except per share data and percentages; all per share amounts are shown on a diluted basis and have been restated retroactively to reflect the 25% stock dividend issued in December 2005)

 ----------------------------------------------------------------------------------------------------------------------------------
                                                   Quarters Ended September 30,                Nine Months Ended September 30,
                                            ------------------------------------------   ------------------------------------------
                                                2006           2005          Change          2006           2005          Change
                                            ------------   ------------   ------------   ------------   ------------   ------------
 Operating Revenues                         $     962.6    $     951.0           1.2%    $   2,838.8    $   2,755.4           3.0%
 Net Operating Income                       $     114.7    $     119.2          -3.8%    $     348.5    $     392.3*        -11.2%
 Net Income                                 $     116.1    $     121.6          -4.5%    $     360.2    $     408.2*        -11.8%
 Diluted Earnings Per Share:
  Net operating income:
   Before non-recurring tax benefit         $      0.49    $      0.51          -3.9%    $      1.50    $      1.49            .7%
   2005 non-recurring tax benefit                    -              -                             -            0.20*
                                            ------------   ------------                  ------------   ------------
   Total                                           0.49           0.51          -3.9%           1.50           1.69         -11.2%
  Net realized investment gains                    0.01           0.01                          0.05            .07
                                            ------------   ------------                  ------------   ------------
  Net income                                $      0.50    $      0.52          -3.8%    $      1.55    $      1.76*        -11.9%
                                            ============   ============                  ============   ============

 * Includes non-recurring income tax and related accumulated interest recovery of $45.9 after tax, or 20 cents per share.
 ----------------------------------------------------------------------------------------------------------------------------------

Old Republic's earnings for this year's third quarter benefited from the continued strength of its General Insurance segment, while the Company's Mortgage Guaranty operations produced slightly better results. Performance of the Title Insurance line, however, continued to be impacted adversely by a cyclical downturn in housing and related mortgage lending markets. For the first nine months of the year, General Insurance provided the greatest contribution to pretax operating earnings strength.

                                     -more-

Old Republic International Corporation
Add 1

Results for 2006 and 2005 were affected differently by certain charges or credits. For this year's first nine months earnings were constrained by accelerated recognition of stock option expenses resulting in an incremental expense for the first nine months of 2006 of $3.9 million ($2.5 million after tax or one cent per diluted share). In accordance with the recently issued statement of Financial Accounting Standards No. 123R, these additional charges resulted from second quarter 2006 option grants to employees who meet certain age and service criteria, typically long-term employees who are ages 57 or older. On the other hand, 2005 earnings were enhanced by a non-recurring recovery of income taxes and related accumulated interest of $57.9 million ($45.9 million net of tax, or 20 cents per diluted share). The recovery stemmed from a favorable resolution of the Company's claim for a permanent Federal income tax refund applicable to the three years ended December 31, 1990.

Consolidated Results -The major components of Old Republic's consolidated operating revenues and income were as follows for the periods being reported upon:

                                                                          ($ in millions, except share data)
                                                 -----------------------------------------------------------------------------------
                                                              Quarters Ended                          Nine Months Ended
                                                               September 30,                            September 30,
                                                 ----------------------------------------- -----------------------------------------
                                                      2006          2005         Change         2006          2005         Change
                                                 ------------- ------------- ------------- ------------- ------------- -------------
  Operating revenues:
    General insurance                            $     551.1   $     510.7          7.9%   $   1,599.6   $   1,506.5          6.2%
    Mortgage guaranty                                  132.0         129.3          2.1          394.3         386.6          2.0
    Title insurance                                    254.5         288.6        -11.8          768.7         795.3         -3.3
    Corporate and other                                 24.9          22.3                        76.0          66.8
                                                 ------------- ------------- ------------- ------------- ------------- -------------
       Total                                     $     962.6   $     951.0          1.2%   $   2,838.8   $   2,755.4          3.0%
                                                 ============= ============= ============= ============= ============= =============
  Pretax operating income (loss):
    General insurance                            $      96.0   $      87.5          9.7%   $     298.3   $     258.8         15.2%
    Mortgage guaranty                                   58.1          55.9          3.9          182.0         188.5         -3.4
    Title insurance                                     10.9          30.7        -64.6           30.6          66.4        -53.8
    Corporate and other                                  1.8           1.8                        (1.5)         (2.4)
                                                 ------------- ------------- ------------- ------------- ------------- -------------
       Sub-total                                       166.8         176.1         -5.2          509.5         511.3          -.4
                                                 ------------- ------------- ------------- ------------- ------------- -------------
  Realized investment gains (losses):
    From sales                                           2.2           4.9                        17.9          31.0
    From impairments                                       -          (1.2)                          -          (6.5)
                                                 ------------- -------------               ------------- -------------
       Net realized investment gains                     2.2           3.7                        17.9          24.5
                                                 ------------- ------------- ------------- ------------- ------------- -------------
  Consolidated pretax income                           169.1         179.8         -6.0          527.4         535.9         -1.6
       Income taxes                                     52.9          58.1         -9.0          167.2         127.6         31.1
                                                 ------------- ------------- ------------- ------------- ------------- -------------
  Net income                                     $     116.1   $     121.6         -4.5%   $     360.2   $     408.2        -11.8%
                                                 ============= ============= ============= ============= ============= =============
  Consolidated underwriting ratio:
       Benefits and claims ratio                       46.2%         43.5%                       44.6%         43.7%
       Expense ratio                                   43.9          44.6                        44.7          44.4
                                                 ------------- -------------               ------------- -------------
            Composite ratio                            90.1%         88.1%                       89.3%         88.1%
                                                 ============= =============               ============= =============
  Components of diluted net income per share:
    Net operating income:
      Before non-recurring tax benefit           $      0.49   $      0.51         -3.9%   $      1.50   $      1.49           .7%
      2005 non-recurring tax benefit                       -             -                           -          0.20
                                                 ------------- ------------- ------------- ------------- ------------- -------------
      Total                                             0.49          0.51         -3.9           1.50          1.69        -11.2
    Net realized investment gains                       0.01          0.01                        0.05          0.07
                                                 ------------- ------------- ------------- ------------- ------------- -------------
    Net income                                   $      0.50   $      0.52         -3.8%   $      1.55   $      1.76        -11.9%
                                                 ============= ============= ============= ============= ============= =============

                                     -more-

Old Republic International Corporation
Add 2

The above table presents consolidated results in terms of both operating and net income to highlight the effects of investment gain or loss recognition and non-recurring items on period-to-period comparisons. The recognition of investment gains or losses can be highly discretionary and arbitrary due to such factors as the timing of individual securities sales, recognition of estimated losses from write-downs for impaired securities, tax-planning considerations, and changes in investment management judgments pertaining to the direction of securities markets or the future prospects of individual investees or industry sectors. Similarly, non-recurring items such as the income tax recovery described above, can distort the comparability of the Company's operating performance from period-to-period. Accordingly, management employs these non-GAAP financial measures and comparisons to further evaluate current operating performance, and believes their use enhances the understanding of Old Republic's operations by highlighting the underlying profitability of the business. Net operating income, however, does not replace net income per share computed in accordance with Generally Accepted Accounting Principles ("GAAP") as a measure of total profitability.

General Insurance Results - The General Insurance Group continued to post highly favorable operating results in the latest quarter and year-to-date periods. Key indicators of that performance follow:

                                                                                    ($ in millions)
                                                    --------------------------------------------------------------------------------
                                                                Quarters Ended                         Nine Months Ended
                                                                 September 30,                           September 30,
                                                    --------------------------------------- ----------------------------------------
                                                        2006         2005         Change        2006          2005         Change
                                                    ------------ ------------  ------------ ------------  ------------  ------------
  Net premiums earned                               $    492.7   $    457.4          7.7%   $  1,425.7    $  1,349.9          5.6%
  Net investment income                                   55.1         49.1         12.3         161.8         144.8         11.7
  Pretax operating income                           $     96.0   $     87.5          9.7%   $    298.3    $    258.8         15.2%
                                                    ============ ============  ============ ============  ============  ============

  Claims ratio                                           67.3%        67.0%                      65.8%         67.1%
  Expense ratio                                          24.3         24.5                       24.5          24.3
                                                    ------------ ------------               ------------  ------------
    Composite ratio                                      91.6%        91.5%                      90.3%         91.4%
                                                    ============ ============               ============  ============

General Insurance premiums earned grew at a moderately faster rate of 7.7 percent in this year's third quarter, and registered 5.6 percent growth for the first nine months of 2006. The largest production increase stemmed from trucking insurance and home warranty coverages. Most other insurance lines reflected low single digit growth rates. Loss costs remained at very acceptable levels for most major coverages, benefiting from favorable overall loss developments and reasonably contained inflationary pressures on claim settlement costs. Production and general operating expenses remained well aligned with premium growth. The composite underwriting ratio represents the most widely accepted indicator of underwriting performance in the industry. Old Republic has now registered a favorable general insurance composite ratio below 100 percent for 18 consecutive quarters.

2006 General Insurance net investment income rose on the combined strength of higher market yields and a greater invested asset base.






                                     -more-

Old Republic International Corporation
Add 3

Mortgage Guaranty Results - Old Republic's Mortgage Guaranty operations grew more profitable in this year's third quarter. Key indicators of the Group's performance are shown below:

                                                                                    ($ in millions)
                                                    --------------------------------------------------------------------------------
                                                                Quarters Ended                         Nine Months Ended
                                                                 September 30,                           September 30,
                                                    --------------------------------------- ----------------------------------------
                                                        2006         2005         Change        2006          2005         Change
                                                    ------------ ------------  ------------ ------------  ------------  ------------
  Net premiums earned                               $    110.7   $    107.6          2.9%   $    330.0    $    321.5          2.6%
  Net investment income                                   18.4         17.2          7.5          55.3          52.2          5.9
  Pretax operating income                           $     58.1   $     55.9          3.9%   $    182.0    $    188.5         -3.4%
                                                    ============ ============  ============ ============  ============  ============

  Claims ratio                                           42.5%        42.4%                      39.0%         35.4%
  Expense ratio                                          21.7         21.6                       22.6          22.2
                                                    ------------ ------------               ------------  ------------
    Composite ratio                                      64.2%        64.0%                      61.6%         57.6%
                                                    ============ ============               ============  ============

Growth in  Mortgage  Guaranty  pretax  operating  income for this  year's  third quarter reflected greater contributions from both underwriting/service operations and net investment income. For the first nine months of the year, however, net investment income growth was insufficient to offset a moderate decline in underwriting/service profitability.

For the latest quarterly and year-to-date periods, premium revenue trends responded to a combination of improving persistency, lower overall mortgage originations, and varying levels of bulk insurance production. The claims ratio, driven mostly by paid claims trends and estimates of claim frequencies and ultimate cure rates, was flat in this year's third quarter and increased by 3.6 percentage points compared to last year's nine month period. Production and administrative expenses remained largely within an approximate range of 21.5 percent to 22.5 percent for the periods reported upon. In concert with higher market yield trends in Old Republic's overall business, Mortgage Guaranty net investment income reached higher levels during 2006 even though the invested asset base has remained relatively flat due to greater shareholder dividend payments by the Group.

Title Insurance Results - Old Republic's Title Insurance segment registered a substantial drop in profitability for the 2006 periods reported upon. Key indicators of that performance follow:

                                                                                    ($ in millions)
                                                    --------------------------------------------------------------------------------
                                                                Quarters Ended                         Nine Months Ended
                                                                 September 30,                           September 30,
                                                    --------------------------------------- ----------------------------------------
                                                        2006         2005         Change        2006          2005         Change
                                                    ------------ ------------  ------------ ------------  ------------  ------------
  Net premiums and fees earned                      $    247.8   $    282.0        -12.2%   $    748.5    $    775.5         -3.5%
  Net investment income                                    6.5          6.3          3.7          19.9          19.1          4.0
  Pretax operating income                           $     10.9   $     30.7        -64.6%   $     30.6    $     66.4        -53.8%
                                                    ============ ============  ============ ============  ============  ============

  Claims ratio                                            6.0%         5.9%                       6.0%          5.9%
  Expense ratio                                          92.2         85.4                       92.4          87.9
                                                    ------------ ------------               ------------  ------------
    Composite ratio                                      98.2%        91.3%                      98.4%         93.8%
                                                    ============ ============               ============  ============

Title premium and fee revenues dropped by 12.2 percent in this year's third quarter and by 3.5 percent for the first nine months of 2006. For both 2006 periods, profit margins from underwriting/service operations deteriorated

                                     -more-

Old Republic International Corporation
Add 4

significantly.   Substantially  all  the  margin  compression  occurred  in  the segment's direct operations, most of which are concentrated in the Western United States. Revenues in that region alone dropped by 37.1 percent in this year's third quarter and by 29.8 percent in the first nine months of this year. The resulting production levels in those states have been lower than necessary to support the fixed portion of the operating expense structure. Largely as a consequence of these factors, the segment posted the higher 2006 composite underwriting ratios shown in the previous table. Investment income growth was insufficient to offset the substantial reduction in underwriting/service profitability.

Corporate and Other Operations - Old Republic's small life and health business, and the net costs of the parent holding company and its corporate services subsidiaries produced pretax income of $1.8 million in the third quarters of 2006 and 2005. For the first nine months of 2006, a loss of $1.5 million was registered compared to a loss of $2.4 million in 2005. Period-to-period variability in the results of these relatively minor elements of Old Republic's operations usually stems from the volatility inherent to the Company's small scaled life and health business and fluctuations in the timing of expense recognition related to costs such as the aforementioned stock option expenses.

Cash, Invested Assets and Shareholders' Equity -The following table reflects the consolidated cash and invested assets as well as shareholders' equity at the dates shown:

                                                                              ($ in millions, except share data)
                                                             ----------------------------------------------------------------------
                                                                                                                 % Change
                                                                                                        ---------------------------
                                                              September      December      September      Sept `06/      Sept `06/
                                                                2006           2005          2005          Dec `05       Sept `05
                                                             ------------  ------------- -------------  -------------  ------------
 Cash and invested assets                                    $  7,839.3    $   7,394.1   $   7,412.0           6.0%          5.8%
 Shareholders' equity:
     Total                                                      4,311.6        4,024.0       4,128.5           7.1           4.4
     Per share                                               $    18.71    $     17.53   $     18.03           6.7%          3.8%
                                                             ============  ============= =============  =============  ============
 Composition of shareholders' equity per share:
     Equity before items below                               $    18.48    $     17.31   $     17.63           6.8%          4.8%
     Unrealized investment gains or losses
         and other accumulated comprehensive income                0.23           0.22          0.40
                                                             ------------  ------------- -------------  -------------  ------------
     Total                                                   $    18.71    $     17.53   $     18.03           6.7%          3.8%
                                                             ============  ============= =============  =============  ============

The investment portfolio reflects a current allocation of approximately 80 percent to fixed-maturity securities, and 8 percent to equities most of which are committed to several indexed stock portfolios. As has been the case for many years, Old Republic's invested asset base is structured to address enterprise-wide risk management considerations, and to assure a solid funding of its subsidiaries' long-term obligations to insurance beneficiaries. Accordingly, it contains little or no exposure to real estate investments, mortgage-backed securities, derivatives, junk bonds, non-liquid private equity commitments, or mortgage loans.

The latest periods' changes in the shareholders' equity account reflect principally additions from earnings in excess of dividend payments and changes in the valuation of investment securities carried at market values.

Effective January 1, 2006, the Company reclassified its long-term investments in U.S. Treasury Tax and Loss Bonds held by its mortgage guaranty insurance subsidiaries. The reclassification is intended to conform to more common industry reporting practices and to better align such assets with the corresponding long-term deferred income tax liabilities to which they relate. As a result of this reclassification, invested asset balances have been reduced and the prepaid income tax asset has been increased, while periodic operating cash

                                     -more-

Old Republic International Corporation
Add 5

flow and cash flow from investing activities have been adjusted by the correspondingly identical amounts shown in the following tables. The reclassification has no effect on the financial position or net income of the Company, nor does it call for the receipt or disbursement of any additional cash resources. The following table shows the effect of these adjustments on pertinent financial statement performance indicators as of the balance sheet dates and for the periods shown.

                                                                                             ($ in millions)
                                                                       -------------------------------------------------------------
                                                                          September 30,         December 31,        September 30,
                                                                              2006                 2005                 2005
                                                                       -------------------  -------------------  -------------------
 Cash and invested assets:
          Previous classification                                      $         8,307.8    $         7,939.9    $         7,957.8
          After reclassification                                                 7,839.3              7,394.1              7,412.0
          Change                                                                  (468.4)              (545.7)              (545.7)
 Total other assets:
          Previous classification                                                3,805.3              3,603.2              3,384.7
          After reclassification                                                 4,273.8              4,149.0              3,930.5
          Change                                                       $           468.4    $           545.7    $           545.7
                                                                       ===================  ===================  ===================

                                                                                            ($ in millions)
                                                                    ----------------------------------------------------------------
                                                                          Nine Months Ended                   Years Ended
                                                                            September 30,                     December 31,
                                                                    -------------------------------  -------------------------------
                                                                         2006             2005            2005             2004
                                                                    --------------  ---------------  --------------  ---------------
 Cash flows from operating activities:
          Previous classification                                   $      479.8    $       655.8    $      880.0    $       828.3
          After reclassification                                           557.1            609.3           833.6            775.5
          Change                                                            77.3            (46.4)          (46.4)           (52.8)
 Cash flows from investing activities:
          Previous classification                                         (404.0)          (488.7)         (589.9)          (734.1)
          After reclassification                                          (481.3)          (442.3)         (543.5)          (681.3)
          Change                                                    $      (77.3)   $        46.4    $       46.4    $        52.8
                                                                    ==============  ===============  ==============  ===============

The 2006 year-to-date cash flows from operating activities of $557.1 million is approximately equivalent to the 2005 nine month operating cash flows after excluding the effect of the non-recurring income tax recovery previously discussed.

Conference Call Information

Old Republic has scheduled a conference call at 3:00 p.m. EDT (2:00 p.m. CDT) today to discuss its third quarter 2006 performance and review ongoing trends. To access this call, log on to www.oldrepublic.com 15 minutes before the call to download the necessary software. A replay will be available through this website for 30 days.

About Old Republic

Chicago-based Old Republic International Corporation is an insurance holding company whose subsidiaries market, underwrite and provide risk management services for a wide variety of coverages primarily in the property and liability, mortgage guaranty, and title insurance fields. One of the nation's 50

                                     -more-

Old Republic International Corporation
Add 6

largest publicly owned insurance organizations, Old Republic has assets of approximately $12.1 billion and shareholders' equity of $4.3 billion or $18.71 per share. Its current stock market valuation is approximately $5.1 billion, or $22.44 per share.

Safe Harbor Statement

Historical data pertaining to the operating results, liquidity, and other performance indicators applicable to an insurance enterprise such as Old Republic are not necessarily indicative of results to be achieved in succeeding years. In addition to the factors cited below, the long-term nature of the insurance business, seasonal and annual patterns in premium production and incidence of claims, changes in yields obtained on invested assets, changes in government policies and free markets affecting inflation rates and general economic conditions, and changes in legal precedents or the application of law affecting the settlement of disputed and other claims can have a bearing on period-to-period comparisons and future operating results.

Some of the statements made in this News Release and Company published reports, as well as oral statements or commentaries made by the Company's management in conference calls following earnings releases, can constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Of necessity, any such forward-looking statements, commentaries, or inferences involve assumptions, uncertainties, and risks that may affect the Company's future performance. With regard to Old Republic's General Insurance segment, its results can be affected, in particular, by the level of market competition, which is typically a function of available capital and expected returns on such capital among competitors, the levels of interest and inflation rates, and periodic changes in claim frequency and severity patterns caused by natural disasters, weather conditions, accidents, illnesses, work-related injuries, and unanticipated external events. Mortgage Guaranty and Title insurance results can be affected by similar factors and, most particularly, by changes in national and regional housing demand and values, the availability and cost of mortgage loans, employment trends, and default rates on mortgage loans. Mortgage guaranty results, in particular, also may be affected by various risk-sharing arrangements with business producers as well as the risk management and pricing policies of government sponsored enterprises. Life and health insurance earnings can be affected by the levels of employment and consumer spending, variations in mortality and health trends, and changes in policy lapsation rates. At the parent holding company level, operating earnings or losses are generally reflective of the amount of debt outstanding and its cost, interest income on temporary holdings of short-term investments, and period-to-period variations in the costs of administering the Company's widespread operations.

Any forward-looking statements or commentaries speak only as of their dates. Old Republic undertakes no obligation to publicly update or revise any and all such comments, whether as a result of new information, future events or otherwise, and, accordingly, they may not be unduly relied upon.

          For the latest news releases and other corporate documents on
                     Old Republic International Corporation
                           Visit: www.oldrepublic.com
                           Financial Tables Follow....









                                     -more-

Old Republic International Corporation
Add 7

                                                  Old Republic International Corporation
                                                           FINANCIAL HIGHLIGHTS
                                                    ($ in Millions, Except Share Data)
------------------------------------------------------------------------------------------------------------------------------------
FINANCIAL POSITION SUMMARY:                                                        September 30,      December 31,    September 30,
                                                                                       2006               2005            2005
------------------------------------------------------------------------------------------------------------------------------------
Assets:
Cash and fixed maturity securities                                                 $    7,057.7      $    6,675.4    $     6,792.3
Equity securities                                                                         630.5             552.4            455.5
Other invested assets                                                                     151.1             166.3            164.1
                                                                                   --------------    --------------  ---------------
       Cash and invested assets                                                         7,839.3           7,394.1          7,412.0
Accounts and premiums receivable                                                          828.2             803.4            679.7
Federal income tax recoverable: current                                                     5.4                 -                -
Reinsurance balances recoverable                                                        2,317.5           2,167.2          2,075.5
Prepaid federal income taxes                                                              468.4             545.7            545.7
Sundry assets                                                                             654.0             632.5            629.4
                                                                                   --------------    --------------  ---------------
       Total                                                                       $   12,113.1      $   11,543.2    $    11,342.6
                                                                                   ==============    ==============  ===============
Liabilities and Shareholders' Equity:
Policy liabilities                                                                 $    1,349.1      $    1,228.1    $     1,169.7
Benefit and claim reserves                                                              5,240.0           4,939.8          4,838.3
Federal income tax payable: current                                                           -             129.3              5.0
                            deferred                                                      459.8             421.6            551.6
Debt                                                                                      144.0             142.7            142.8
Sundry liabilities                                                                        608.4             657.4            506.4
Shareholders' equity                                                                    4,311.6           4,024.0          4,128.5
                                                                                   --------------    --------------  ---------------
       Total                                                                       $   12,113.1      $   11,543.2    $    11,342.6
                                                                                   ==============    ==============  ===============
------------------------------------------------------------------------------------------------------------------------------------
INCOME STATEMENT SUMMARY:              Quarters Ended                     Nine Months Ended             Fiscal Twelve Months Ended
                                        September 30,                       September 30,                      September 30,
------------------------------------------------------------------------------------------------------------------------------------
                                    2006             2005               2006            2005              2006             2005
                               --------------   --------------    ---------------  --------------    --------------  ---------------
Net premiums and fees earned   $       869.2    $       863.8     $      2,561.5   $     2,500.4     $     3,448.0   $      3,312.8
Net investment income                   85.6             78.0              250.9           229.3             331.7            305.5
Net realized investment gains            2.2              3.7               17.9            24.5              58.3             49.7
Other income                             7.7              9.0               26.2            25.6              44.5             33.6
                               --------------   --------------    ---------------  --------------    --------------  ---------------
      Total revenues                   964.9            954.7            2,856.7         2,779.9           3,882.7          3,701.7
                               --------------   --------------    ---------------  --------------    --------------  ---------------
Benefits and claims                    401.9            376.0            1,141.3         1,091.8           1,515.0          1,437.0
Sales and other expenses               393.8            398.8            1,187.8         1,152.1           1,628.7          1,575.5
                               --------------   --------------    ---------------  --------------    --------------  ---------------
      Total expenses                   795.7            774.8            2,329.2         2,244.0           3,143.7          3,012.6
                               --------------   --------------    ---------------  --------------    --------------  ---------------
Revenues, net of expenses              169.1            179.8              527.4           535.9             738.9            689.1
Income taxes                            52.9             58.1              167.2           127.6             235.6            180.3
                               --------------   --------------    ---------------  --------------    --------------  ---------------
      Net income               $       116.1    $       121.6     $        360.2   $       408.2     $       503.3   $        508.7
                               ==============   ==============    ===============  ==============    ==============  ===============
------------------------------------------------------------------------------------------------------------------------------------
COMMON STOCK STATISTICS (a):
------------------------------------------------------------------------------------------------------------------------------------
Net income: Basic              $         .50    $         .53     $         1.56   $        1.78     $        2.18   $         2.22
                               ==============   ==============    ===============  ==============    ==============  ===============
            Diluted            $         .50    $         .52     $         1.55   $        1.76     $        2.16   $         2.19
                               ==============   ==============    ===============  ==============    ==============  ===============
Components of earnings per share:
  Basic, net operating income  $         .49    $         .52     $         1.51   $        1.71     $        2.02   $         2.09
  Realized investment gains              .01              .01                .05             .07               .16              .13
                               --------------   --------------    ---------------  --------------    --------------  ---------------
  Basic net income             $         .50    $         .53     $         1.56   $        1.78     $        2.18   $         2.22
                               ==============   ==============    ===============  ==============    ==============  ===============
  Diluted, net operating income$         .49    $         .51     $         1.50   $        1.69     $        2.00   $         2.06
  Realized investment gains              .01              .01                .05             .07               .16              .13
                               --------------   --------------    ---------------  --------------    --------------  ---------------
  Diluted net income           $         .50    $         .52     $         1.55   $        1.76     $        2.16   $         2.19
                               ==============   ==============    ===============  ==============    ==============  ===============
Cash dividends on common stock:
  Regular                      $        .150    $        .136     $         .440   $        .376     $        .576   $         .480
  Special (b)                              -                -                  -               -              .800                -
                               --------------   --------------    ---------------  --------------    --------------  ---------------
  Total                        $        .150    $        .136     $         .440   $        .376     $       1.376   $         .480
                               ==============   ==============    ===============  ==============    ==============  ===============
Stock dividends                          - %              - %                - %             - %               25%              - %
                               ==============   ==============    ===============  ==============    ==============  ===============
Book value per share                                                                                 $       18.71   $        18.03
                                                                                                     ==============  ===============
Common shares outstanding:
      Average basic              230,470,356      229,021,348        230,456,409     229,003,361       230,436,013      228,843,425
                               ==============   ==============    ===============  ==============    ==============  ===============
      Average diluted            232,517,359      232,037,923        232,551,819     231,619,549       232,814,754      231,485,669
                               ==============   ==============    ===============  ==============    ==============  ===============
      Actual, end of period                                                                            230,480,228      229,031,809
                                                                                                     ==============  ===============
------------------------------------------------------------------------------------------------------------------------------------
(a) All per share statistics herein have been adjusted to reflect all stock dividends or splits declared through September 30, 2006.
(b) In December 2005, a special cash dividend of $.800 per share was declared and paid.

                                                                          -more-

Old Republic International Corporation
Add 8

                                                   Old Republic International Corporation
                                                        SEGMENTED OPERATING SUMMARY
                                                                 ($ in Millions)
------------------------------------------------------------------------------------------------------------------------------------
                 Net                                                                                           Pretax
               Premiums         Net                                                   Sales                   Operating   Composite
                & Fees      Investment       Other       Operating     Benefits       & Other       Total       Income  Underwriting
  Segment       Earned        Income        Income       Revenues      & Claims      Expenses      Expenses     (Loss)      Ratios
-----------  ------------  ------------  ------------  ------------  ------------  ------------  -----------  ---------  -----------

Quarter Ended September 30, 2006
--------------------------------
General        $   492.7       $  55.1        $  3.2     $   551.1     $   331.8     $   123.3    $   455.1    $  96.0       91.6%
Mortgage           110.7          18.4           2.8         132.0          47.0          26.8         73.9       58.1       64.2%
Title              247.8           6.5            .1         254.5          14.8         228.7        243.6       10.9       98.2%
Other               18.0           5.4           1.5          24.9           8.2          14.9         23.1        1.8          -
             ----------------------------------------------------------------------------------------------------------
Consolidated   $   869.2       $  85.6        $  7.7     $   962.6     $   401.9     $   393.8    $   795.7    $ 166.8       90.1%
             ==========================================================================================================  ===========

Quarter Ended September 30, 2005
--------------------------------
General        $   457.4       $  49.1        $  4.1     $   510.7     $   306.4     $   116.7    $   423.1    $  87.5       91.5%
Mortgage           107.6          17.2           4.4         129.3          45.6          27.7         73.3       55.9       64.0%
Title              282.0           6.3            .2         288.6          16.6         241.2        257.9       30.7       91.3%
Other               16.7           5.4            .1          22.3           7.2          13.1         20.4        1.8          -
             ----------------------------------------------------------------------------------------------------------
Consolidated   $   863.8       $  78.0        $  9.0     $   951.0     $   376.0     $   398.8    $   774.8    $ 176.1       88.1%
             ==========================================================================================================  ===========

------------------------------------------------------------------------------------------------------------------------------------

Nine Months Ended September 30, 2006
------------------------------------
General        $ 1,425.7       $ 161.8        $ 12.0     $ 1,599.6       $ 938.5     $   362.7    $ 1,301.3    $ 298.3       90.3%
Mortgage           330.0          55.3           8.9         394.3         128.5          83.7        212.3      182.0       61.6%
Title              748.5          19.9            .2         768.7          45.0         692.9        738.0       30.6       98.4%
Other               57.2          13.9           4.8          76.0          29.1          48.4         77.5       (1.5)         -
             ----------------------------------------------------------------------------------------------------------
Consolidated   $ 2,561.5       $ 250.9        $ 26.2     $ 2,838.8     $ 1,141.3     $ 1,187.8    $ 2,329.2    $ 509.5       89.3%
             ==========================================================================================================  ===========

Nine Months Ended September 30, 2005
------------------------------------
General        $ 1,349.9       $ 144.8        $ 11.7     $ 1,506.5       $ 905.8     $   341.8    $ 1,247.6    $ 258.8       91.4%
Mortgage           321.5          52.2          12.8         386.6         113.7          84.3        198.1      188.5       57.6%
Title              775.5          19.1            .6         795.3          45.8         682.9        728.8       66.4       93.8%
Other               53.3          13.1            .3          66.8          26.3          43.0         69.3       (2.4)         -
             ----------------------------------------------------------------------------------------------------------
Consolidated   $ 2,500.4       $ 229.3        $ 25.6     $ 2,755.4     $ 1,091.8     $ 1,152.1    $ 2,244.0    $ 511.3       88.1%
             ==========================================================================================================  ===========

------------------------------------------------------------------------------------------------------------------------------------

Fiscal Twelve Months Ended September 30, 2006
---------------------------------------------
General        $ 1,881.0       $ 214.0        $ 15.6     $ 2,110.7     $ 1,239.6     $   481.6    $ 1,721.2    $ 389.5         90.6%
Mortgage           437.9          73.2          12.5         523.7         174.4         111.9        286.5      237.2         62.5%
Title            1,054.8          26.7            .4       1,082.0          64.0         964.9      1,029.0       53.0         97.5%
Other               74.2          17.6          15.8         107.7          36.8          70.1        106.9         .8             -
             ----------------------------------------------------------------------------------------------------------
Consolidated   $ 3,448.0       $ 331.7        $ 44.5     $ 3,824.3     $ 1,515.0     $ 1,628.7    $ 3,143.7    $ 680.6         89.3%
             ==========================================================================================================  ===========

Fiscal Twelve Months Ended September 30, 2005
---------------------------------------------
General        $ 1,778.7       $ 193.0        $ 15.5     $ 1,987.3     $ 1,187.5     $   452.7    $ 1,640.3    $ 346.9         91.3%
Mortgage           423.2          69.7          16.8         509.8         153.3         114.1        267.4      242.3         59.2%
Title            1,040.9          25.7            .7       1,067.4          61.5         942.3      1,003.8       63.5         96.3%
Other               69.8          17.0            .5          87.4          34.6          66.2        100.9      (13.5)            -
             ----------------------------------------------------------------------------------------------------------
Consolidated   $ 3,312.8       $ 305.5        $ 33.6     $ 3,652.0     $ 1,437.0     $ 1,575.5    $ 3,012.6    $ 639.3         89.3%
             ==========================================================================================================  ===========

------------------------------------------------------------------------------------------------------------------------------------





                                     -more-

Old Republic International Corporation
Add 9

                                                   Old Republic International Corporation
                                                       SEGMENTED OPERATING STATISTICS
                                                                 ($ in Millions)
------------------------------------------------------------------------------------------------------------------------------------

                                            Quarters Ended                 Nine Months Ended            Fiscal Twelve Months Ended
                                            September 30,                    September 30,                    September 30,
                                     -----------------------------    -----------------------------    -----------------------------
                                         2006           2005              2006           2005              2006           2005
                                     -------------  --------------    -------------  --------------    -------------  --------------

General Insurance:
  Benefits and claims ratio                 67.3%           67.0%            65.8%           67.1%            65.9%           66.8%
  Expense ratio                             24.3%           24.5%            24.5%           24.3%            24.7%           24.5%
                                     -------------  --------------    -------------  --------------    -------------  --------------
     Composite ratio                        91.6%           91.5%            90.3%           91.4%            90.6%           91.3%
                                     =============  ==============    =============  ==============    =============  ==============

------------------------------------------------------------------------------------------------------------------------------------

Mortgage Guaranty:
  New insurance written:
       Traditional Primary           $    4,561.5   $     5,553.0     $   12,914.6   $    15,585.5     $   17,883.6   $    21,254.3
       Bulk                               3,349.5         1,701.1          7,588.4         7,465.9         10,066.8         8,817.6
       Other                                379.3            19.8            520.1            63.2            955.1           586.8
                                     -------------  --------------    -------------  --------------    -------------  --------------
       Total                         $    8,290.4   $     7,274.0     $   21,023.2   $    23,114.7     $   28,905.6   $    30,658.7
                                     =============  ==============    =============  ==============    =============  ==============

  Net risk in force:
       Traditional Primary                                                                             $   14,544.5   $    14,882.4
       Bulk                                                                                                 1,986.3         1,482.2
       Other                                                                                                  595.0           575.8
                                                                                                       -------------  --------------
       Total                                                                                           $   17,125.8   $    16,940.5
                                                                                                       =============  ==============

  Earned premiums: Direct            $      130.8   $       127.0     $      389.6   $       379.7     $      517.9   $       502.5
                                     =============  ==============    =============  ==============    =============  ==============
                   Net               $      110.7   $       107.6     $      330.0   $       321.5     $      437.9   $       423.2
                                     =============  ==============    =============  ==============    =============  ==============

  Persistency: Traditional Primary                                                                            71.0%           65.2%
                                                                                                       =============  ==============

  Delinquency ratio: Traditional Primary                                                                      4.28%           4.14%
                     Bulk                                                                                    3.48%           3.41%
                                                                                                       =============  ==============

  Claims ratio                              42.5%           42.4%            39.0%           35.4%            39.8%           36.2%
  Expense ratio                             21.7%           21.6%            22.6%           22.2%            22.7%           23.0%
                                     -------------  --------------    -------------  --------------    -------------  --------------
     Composite ratio                        64.2%           64.0%            61.6%           57.6%            62.5%           59.2%
                                     =============  ==============    =============  ==============    =============  ==============

------------------------------------------------------------------------------------------------------------------------------------

Title Insurance:
  Direct orders opened                     85,457         104,659          261,521         310,961          344,654         401,262
  Direct orders closed                     68,107          89,293          206,077         253,639          280,677         333,530
                                     =============  ==============    =============  ==============    =============  ==============

  Claims ratio                               6.0%            5.9%             6.0%            5.9%             6.1%            5.9%
  Expense ratio                             92.2%           85.4%            92.4%           87.9%            91.4%           90.4%
                                     -------------  --------------    -------------  --------------    -------------  --------------
     Composite ratio                        98.2%           91.3%            98.4%           93.8%            97.5%           96.3%
                                     =============  ==============    =============  ==============    =============  ==============

------------------------------------------------------------------------------------------------------------------------------------

Consolidated:
  Benefits and claims ratio                 46.2%           43.5%            44.6%           43.7%            43.9%           43.4%
  Expense ratio                             43.9%           44.6%            44.7%           44.4%            45.4%           45.9%
                                     -------------  --------------    -------------  --------------    -------------  --------------
     Composite ratio                        90.1%           88.1%            89.3%           88.1%            89.3%           89.3%
                                     =============  ==============    =============  ==============    =============  ==============





                                      -30-